UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2020

POTNETWORK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-55969	46-5470832
(State of Incorporation)	(Commission File Number)	IRS Employer ID No.

3531 Griffin Road Ft. Lauderdale, Florida 33312 (Address of Principal Executive Offices)
(800) 433-0127 (Registrant's Telephone Number including Area Code)
______________________________________________ (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 11, 2020, the Circuit Court for the Nineteenth Judicial Circuit, Lake County, Illinois entered and agreed order approving the settlement agreement between PotNetwork Holdings, Inc. (the “Company”) and Mammoth West Corporation settling case number 17 CH 778. The order approves the issuance of 28,000,000 shares of the Company’s common stock pursuant to the settlement and in accordance of Section 3(a)(10) of the Securities Act of 1933. The description of the order and the settlement agreement are qualified by reference to the complete text of the documents attached hereto as exhibits.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Settlement Agreement between PotNetwork Holdings and Mammoth West
10.2	Addendum to Settlement Agreement between PotNetwork Holdings and Mammoth West
99.1	Order of the Court Confirming Settlement Agreement dated December 11, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PotNetwork Holdings, Inc. (the “Registrant”) a Colorado corporation

DATE: December 14, 2020	By:	/s/ Lee Lefkowitz
Name: Lee Lefkowitz
Title: Chief Executive Officer

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